UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): March 16, 2009

TETRA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

24955 Interstate 45 North
The Woodlands, Texas 77380
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 367-1983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2009, the Board of Directors of TETRA Technologies, Inc. (the “Company”) approved a succession plan under which Geoffrey M. Hertel, President and Chief Executive Officer and a director of the Company, will resign from his position as President and Chief Executive Officer immediately following the Company’s Annual Meeting of Stockholders on May 5, 2009. Mr. Hertel will continue to serve as a director of, and be employed by, the Company following his resignation as President and Chief Executive Officer.

Under the succession plan, effective May 5, 2009, Stuart M. Brightman, age 52, will assume the positions of President and Chief Executive Officer. Mr. Brightman has served as the Company’s Executive Vice President and Chief Operating Officer since April 2005. Mr. Brightman currently serves as a director of Compressco Partners GP Inc. Mr. Brightman served as president of the Dresser Flow Control division of Dresser, Inc. from April 2002 until April 2004. Dresser Flow Control, which manufactures and sells valves, actuators, and other equipment and provides related technology and services for the oil and gas industry, had revenues in excess of $400 million in 2004. From November 1998 to April 2002, Mr. Brightman was president of the Americas Operation of the Dresser Valve Division of Dresser, Inc. He served in other capacities during the earlier portion of his career with Dresser, from 1993 to 1998. From 1982 to 1993, Mr. Brightman served in several financial and operational positions with Cameron Iron Works and its successor, Cooper Oil Tools. Following May 5, 2009, Mr. Brightman will not retain the title of Chief Operating Officer.

It is the intention and expectation of the Board of Directors that the Company will enter into a transition agreement with Mr. Hertel to be effective upon his resignation as President and Chief Executive Officer. The terms and provisions of the transition agreement have not been finalized and remain subject to negotiation. The final terms of the transition agreement will be subject to the approval of the Board of Directors and will be described in, and a copy of the final transition agreement will be attached as an exhibit to, a subsequent Current Report on Form 8-K which will be filed promptly after the execution of the transition agreement.

On March 20, 2009, the Company issued a press release announcing the planned transition of the President and Chief Executive Officer position. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated March 20, 2009, issued by TETRA Technologies, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By:    /s/ Bass C. Wallace, Jr.
Bass C. Wallace, Jr.
General Counsel and Corporate Secretary

Date: March 20, 2009

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated March 20, 2009, issued by TETRA Technologies, Inc.